Exhibit 99(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2/A of Guggenheim Credit Income Fund 2019 (formerly known as Guggenheim Credit Income Fund - I) of our report dated March 14, 2018, relating to the financial statements of Guggenheim Credit Income Fund 2019, which appears in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form N-2/A of Guggenheim Credit Income Fund 2019 of our report dated March 12, 2018, relating to the consolidated financial statements of Guggenheim Credit Income Fund, which appears in such Registration Statement. We also consent to the use of our report dated March 12, 2018 relating to the senior securities table of Guggenheim Credit Income Fund, which appears in such Registration Statement.

We also consent to the references to us under the headings “Experts” and "Senior Securities" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

New York, NY
May 14, 2018